Exhibit 5.2


                      [Letterhead of Sullivan & Cromwell]








                                                                February 5, 2002




Allegheny Energy, Inc.
   10435 Downsville Pike,
      Hagerstown, Maryland 21740-1766.

Allegheny Capital Trust I,
   c/o Allegheny Energy, Inc.,
      10435 Downsville Pike,
         Hagerstown, Maryland 21740-1766.

Allegheny Capital Trust II,
   c/o Allegheny Energy, Inc.,
      10435 Downsville Pike,
         Hagerstown, Maryland 21740-1766.

Allegheny Capital Trust III,
   c/o Allegheny Energy, Inc.,
      10435 Downsville Pike,
         Hagerstown, Maryland 21740-1766.

Dear Ladies and Gentlemen:

              In connection with the registration under the Securities Act of 1933 (the "Act") of (a) senior and subordinated debt securities; common stock, par value $1.25 per share, and the related stock purchase rights (the "Rights") to be issued pursuant to the Stockholder Protection Rights Agreement, dated as of March 2, 2000 (the "Rights Agreement"), between Allegheny Energy, Inc., a Maryland corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"); warrants; stock purchase contracts; and units (the senior and subordinated debt securities, the common stock, the warrants, the stock purchase contracts and the units, collectively, referred to herein as the "Securities") of the Company; (b) preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of Allegheny Capital Trust I, Allegheny Capital Trust II and Allegheny Capital Trust III, each a Delaware business trust (the "Trusts"); and (c) the guarantees by the Company, on a subordinated basis, of the payment of distributions and the redemption or liquidation

Allegheny Energy, Inc.
Allegheny Capital Trust I                                                    -2-
Allegheny Capital Trust II
Allegheny Capital Trust III


price of the Preferred Securities (the "Guarantees"), with an aggregate initial offering price up to $1,500,000,000, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

              Upon the basis of such examination, we advise you that, in our opinion:

              (1)(a) Senior Debt Securities. When the registration statement relating to the Securities, Preferred Securities and Guarantees (the "Registration Statement") has become effective under the Act, the terms of the senior debt securities and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture, dated as of July 26, 2000, between the Company and Bank One Trust Company, N.A., as Trustee, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the senior debt securities have been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the senior debt securities, the senior debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (1)(b) Subordinated Debt Securities. When the Registration Statement has become effective under the Act, the indenture under which the subordinated debt securities are to be issued has been duly authorized, executed and delivered by all necessary corporate action, the terms of the subordinated debt securities and of their issuance and sale have been duly established by all necessary corporate action in conformity with such indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the subordinated debt securities have been duly executed and authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the subordinated debt securities, the subordinated debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent

Allegheny Energy, Inc.
Allegheny Capital Trust I                                                    -3-
Allegheny Capital Trust II
Allegheny Capital Trust III


transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (2)(a) Common Stock. When the Registration Statement has become effective under the Act, the terms of the sale of the common stock have been duly authorized in conformity with the Company's articles of restatement of charter so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the common stock has been duly issued and sold as contemplated by the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the common stock, the common stock will be validly issued, fully paid and nonassessable.

              (b) Rights. Assuming that the Board of Directors of the Company, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders, and assuming further that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then when the Registration Statement has become effective under the Act and shares of common stock have been validly issued and sold as contemplated by the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to such shares of common stock, the Rights attributable to such shares of common stock will be validly issued.

              (3) Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered by all necessary corporate action, the terms of such warrants and of their issuance and sale have been duly established by all necessary corporate action in conformity with the warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such warrants have been duly authorized, executed and authenticated in accordance with the warrant agreement and issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the warrants, such warrants will constitute valid and legally binding obligations of the

Allegheny Energy, Inc.
Allegheny Capital Trust I                                                    -4-
Allegheny Capital Trust II
Allegheny Capital Trust III


Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (4) Stock Purchase Contracts. When the Registration Statement has become effective under the Act, the terms of the stock purchase contract agreement under which the stock purchase contracts are to be issued have been duly established and the stock purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action, the terms of the stock purchase contracts and of their issuance and sale have been duly established by all necessary corporate action in conformity with the stock purchase contract agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the stock purchase contracts have been duly authorized, executed and authenticated in accordance with the stock purchase contract agreement and issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the stock purchase contracts, the stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (5) Units. When the Registration Statement has become effective under the Act, the terms of the unit agreement under which the units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered by all necessary corporate action, the terms of the units and of their issuance and sale have been duly established by all necessary corporate action in conformity with the unit agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the units have been duly authorized, executed and authenticated in accordance with the unit agreement and issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the units, the units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Allegheny Energy, Inc.
Allegheny Capital Trust I                                                    -5-
Allegheny Capital Trust II
Allegheny Capital Trust III


              (6) Guarantee. When the Registration Statement has become effective under the Act, the terms of the guarantee agreement under which the guarantee is to be issued have been duly established by all necessary corporate action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the guarantee agreement has been duly authorized, executed and delivered, and the Preferred Securities entitled to the benefit of the guarantee agreement have been duly authorized, issued and sold as contemplated in the Registration Statement, and in conformity with any orders under the Public Utility Holding Company Act of 1935 relating to the Guarantee, the guarantee will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              In connection with our opinion set forth in paragraph (2)(b) above, we note that the questions whether the Board of Directors of the Company might be required to redeem the Rights at some future time, or to determine that the Rights should only be exchangeable without cash payment, will depend upon the facts and circumstances existing at that time and, accordingly, are beyond the scope of such opinion.

              The foregoing opinion is limited to the Federal laws of the United States and the laws of the States of Maryland and New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Also, in rendering the foregoing opinion, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible. We have also assumed that the indenture under which the senior debt securities are to be issued has been duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of the Securities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                Very truly yours,



                               /s/ SULLIVAN & CROMWELL